UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 27, 2009

iCAD, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-9341	02-0377419
(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 27, 2009 iCAD, Inc. (the “Company”) executed a First Amendment dated as of April 22, 2009 to its June 30, 2008 Loan and Security Agreement (the “Loan Agreement”) with RBS Citizens, N.A. (“RBS”). The amendment deleted, effective April 1, 2009,  the Company’s covenant under the Loan Agreement which had required it to maintain a specified level of Adjusted EBITDA for any fiscal quarter and waived the Company’s non-compliance with such covenant for the quarter ended March 31, 2009.  To date, the Company has not borrowed any amounts under the Loan Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2009, the Company’s Board of Directors, upon the recommendation and approval of the Compensation Committee of the Board, established metrics for determining fiscal 2009 incentive cash bonuses for the Company’s executive officers (Kenneth Ferry, Chief Executive Officer; Darlene Deptula-Hicks, Executive Vice President of Finance and Chief Financial Officer; Jeffrey Barnes, Senior Vice President of Sales; Stacey Stevens, Senior Vice President of Marketing and Strategy and Jonathan Go, Senior Vice President of Research and Development) under their respective employment agreements. Under their employment agreements each of the executives is currently eligible to receive a target annual incentive bonus (“Target Bonus”) of 40% of his or her base salary (55% for Mr. Ferry) if the Company achieves goals and objectives determined by the Board.

The amount of the potential Target Bonus payments referred to above is to be based upon the Company  achieving, for the fiscal year ending December 31, 2009, targeted levels (the “Target Goals”) of (i) revenue and (ii) pre-tax earnings (less Statement of Financial Accounting Standards No. 123R (“SFAS 123R”) expense).  Mr. Ferry, Ms. Deptula-Hicks and Mr. Go  are to be measured 100% on pre-tax earnings (less SFAS 123R expense) and Mr. Barnes and Ms. Stevens are to be measured 25% and 75% respectively, on revenue and pre-tax earnings (less SFAS 123R expense).  These executive officers will be  eligible to receive  bonus payments equal to 70% of the Target Bonus if the Company achieves 90% of the respective Target Goals, with the amount of their Target Bonus payments increasing by three percentage points for each one percentage point increase in the respective Target Goals achieved by the Company (with a payment of 100% of the Target Bonus if 100% of the Target Goals are achieved).  The Board also determined that the executives would be eligible to receive additional discretionary incentive bonuses above the Target Bonus amount if the Company achieves greater than 100% of the Target Goals with a maximum potential payout of 200% of the Target Bonus. The Board may also approve the payment of other discretionary bonuses to the executives.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	First Amendment dated as of April 22, 2009 to the June 30, 2008 Loan and Security Agreement between the Company and RBS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC. (Registrant)

By:	/s/ Darlene M. Deptula-Hicks
Darlene M. Deptula-Hicks
Executive Vice President of Finance and Chief Financial Officer
Date:  May 8, 2009